UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2021
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MUFG Americas Holdings Corporation
(Exact name of registrant as specified in its charter)
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Delaware 001-15081 94-1234979
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

1251 Avenue of the Americas
New York, NY 10020
(Address of principal executive offices) (Zip Code)

Tel. (212) 782-6800
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events
On March 31, 2021, MUFG Union Bank, N.A. (“Union Bank”), a wholly-owned subsidiary of MUFG Americas Holdings Corporation (the “Company”), entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) with Pacific Western Bank, a California state-chartered bank and the wholly-owned subsidiary of PacWest Bancorp (“PacWest”). Pursuant to the Purchase Agreement, PacWest will acquire certain assets and assume certain liabilities related to Union Bank’s Homeowners Association (“HOA”) Services Division for a deposit premium of 5.9% plus the net book values of certain assets and liabilities for cash consideration of approximately $250 million. The final consideration will be based on balances at closing.
At the closing of the acquisition, and subject to the terms of the Purchase Agreement, PacWest will assume the deposit liabilities related to Union Bank’s HOA Services Division and will acquire their related loans. Currently, there are approximately $4.0 billion of deposits related to Union Bank’s HOA Services Division and $6.0 million in related loans.
The transaction, and the related systems conversion, is expected to close in the fourth quarter of 2021, subject to receipt of regulatory approvals as well as other customary closing conditions.

Forward-Looking Statements
The following appears in accordance with the Private Securities Litigation Reform Act. This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,”, “expect,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “forecast,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may”. They may also consist of annualized amounts based on historical interim period results. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: required regulatory approvals may not be obtained or adverse regulatory conditions may be imposed in connection with such regulatory approvals, conditions to the closing of the sale may not be satisfied, and/or the loss of customers may adversely impact the expected financial benefits of the sale. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the SEC, including the discussions under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in any subsequent filings with the SEC and available on the SEC’s website at www.sec.gov. In addition to the aforementioned factors, the COVID-19 global pandemic is adversely affecting us, our clients, and our third-party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Any factor described above, in this Current Report on Form 8-K, or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial condition, results of operations and prospects. All forward-looking statements contained herein are based on information available at the time of this Current Report on Form 8-K, and the Company assumes no obligation to update any forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MUFG AMERICAS HOLDINGS CORPORATION
Date: April 5, 2021	By:	/s/ MICHAEL F. COYNE
MICHAEL F. COYNE General Counsel

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